Exhibit 4.5

CITIGROUP INC.

and

THE BANK OF NEW YORK MELLON

SIXTH SUPPLEMENTAL INDENTURE

Dated as of December 20, 2012

Supplemental to Indenture dated as of March 15, 1987
providing for the issuance of
Debt Securities

SIXTH SUPPLEMENTAL INDENTURE dated as of December 20, 2012 (the “Sixth Supplemental Indenture”), between Citigroup Inc. (as successor to Primerica Corporation), a Delaware corporation (the “Company”), and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Indenture dated as of March 15, 1987 (as supplemented, the “Indenture”).

WHEREAS, pursuant to Section 13.01(d) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to supplement any provision in the Indenture;

WHEREAS, the Company and the Trustee desire to enter into this Sixth Supplemental Indenture;

NOW, THEREFORE, the Company and the Trustee agree as follows:

ARTICLE ONE

Modifications

Section 1.01. The definition of Officers’ Certificate contained in Section 1.02 of the Indenture is hereby amended by inserting immediately after the words “any Vice President” in the first sentence thereof the words: “or any designee acting as true and lawful attorney-in-fact of any of the foregoing”.

Section 1.02. Section 2.02 of the Indenture is hereby amended by deleting the words “and set forth in an Officers’ Certificate” in the second sentence of the second paragraph of such Section and inserting in lieu thereof the words: “and set forth in an Officers’ Certificate or in such other manner as the Company and the Trustee (or any agent appointed by the Trustee for the purpose of authenticating Securities) may agree”.

Section 1.03. Section 2.03 of the Indenture is hereby amended by inserting immediately after the words “any Vice President” in the first sentence thereof the words: “or any designee acting as true and lawful attorney-in-fact of any of the foregoing”.

Section 1.04. Section 3.01 of the Indenture is hereby amended by (a) inserting immediately after the words “any Vice President” in the second sentence thereof the words: “or any designee acting as true and lawful attorney-in-fact of any of the foregoing” and (b) deleting the penultimate paragraph thereof and inserting in lieu of such paragraph the following:

“Notwithstanding the provisions of Section 2.02 and of this Section 3.01, if all the Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 2.02 or the written order of the Company, Board Resolution, record of action taken pursuant to such resolution, Officers’ Certificate and Opinion of Counsel required pursuant to this Section 3.01 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.”

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Section 1.05. For purposes of Article Six of the Indenture, with respect to any Securities issued after the date hereof, the term “series” shall be deemed to refer to Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

ARTICLE TWO

Miscellaneous

Section 2.01. The Trustee accepts the trusts created by this Sixth Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Sixth Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 2.02. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 2.03. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of CITIGROUP INC. and THE BANK OF NEW YORK MELLON, as Trustee, has caused this Sixth Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of December 20, 2012.

CITIGROUP INC.

By: /s/ Joseph Bonocore

Name: Joseph Bonocore
Title: Deputy Treasurer

Attest:

/s/ Michael J. Tarpley
Name: Michael J. Tarpley
Title: Assistant Secretary

[Corporate seal]

THE BANK OF NEW YORK MELLON,
as Trustee

By: /s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Attest:

/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Corporate seal]

Sixth Supplemental Indenture
Citigroup Inc. Senior Debt Indenture
December 20, 2012

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